Exhibit 10.4

FIRST AMENDMENT TO THIRD

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Agreement”), is made and entered into as of September 29, 2014, by and NGP CAPITAL RESOURCES COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Third Amended and Restated Revolving Credit Agreement, dated as of May 23, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has requested that the Required Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Required Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Required Lenders and the Administrative Agent agree as follows:

1. Amendments. The amendments set forth in this Section 1 are referred to herein as the “Amendments”.

(a) The third recital of the Credit Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, the Borrower has entered into that certain Treasury Secured Revolving Credit Agreement dated as of March 31, 2011, by and between the Borrower, the several banks and financial institutions from time to time party thereto (the “New Treasury Lenders”) and SunTrust Bank as administrative agent (as amended by that certain Consent and First Amendment to Treasury Secured Revolving Credit Agreement dated as of March 30, 2012, by that certain Second Amendment to Treasury Secured Revolving Credit Agreement dated as of September 25, 2012 that certain Third Amendment to Treasury Secured Revolving Credit Agreement dated as of May 23, 2013, that certain Fourth Amendment to Treasury Secured Revolving Credit Agreement dated as of September 24, 2013 and that certain Fifth Amendment to Treasury Secured Revolving Credit Agreement dated as of September 24, 2014, the “New Treasury Credit Agreement”);

(b) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Administration Agreement”, “Change in Control”, “First Amendment Effective Date”, “Investment Advisory Agreement” and “LIBOR” in their entirety with the following definitions:

“Administration Agreement” shall mean that certain Administration Agreement, dated on or prior to the First Amendment Effective Date, by and between Borrower and Oak Hill Advisors, L.P.

“Change in Control” shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 45% or more of the outstanding shares of the voting stock of the Borrower; (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (x) nominated by the current board of directors or (y) appointed by directors so nominated; or (iv) Oak Hill Advisors, L.P. ceases to retain its advisory duties over the Borrower in effect on the effective date of the Permitted Change in Control. Notwithstanding the foregoing to the contrary, the Permitted Change in Control shall not constitute a “Change in Control” under this Agreement.

“First Amendment Effective Date” shall mean the date on which the conditions set forth in Section 3(b) of that certain First Amendment to Third Amended and Restated Revolving Credit Agreement, dated as of September 29, 2014, by and among the Borrower, the several banks and other financial institutions from time to time party thereto and the Administrative Agent have been satisfied.

“Investment Advisory Agreement” shall mean that certain Investment Advisory Agreement, dated on or prior to the First Amendment Effective Date, by and between Borrower and Oak Hill Advisors, L.P.

“LIBOR” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U.S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period; provided further, that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(c) Section 1.1 of the Credit Agreement is hereby amended by adding the definition of “Permitted Change in Control” in the appropriate alphabetical order:

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“Permitted Change in Control” shall mean the transactions contemplated to occur on or prior to the First Amendment Effective Date pursuant to the terms of that certain Stock Purchase Transaction Agreement, dated as of July 21, 2014, by and among the Borrower, OHA BDC Investor, LLC and Oak Hill Advisors, L.P., including, without limitation, (i) the replacement of a majority of the board of directors of the Borrower and (ii) the engagement of Oak Hill Advisors L.P. as the Borrower’s investment advisor.

2. Conditions to Effectiveness.

(a) Conditions to Effectiveness of this Agreement: Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Agreement shall become effective (the “Agreement Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent): the Administrative Agent shall have received (i) executed counterparts to this Agreement from the Borrower and the Required Lenders and (ii) a certificate of the Secretary or Assistant Secretary of the Borrower certifying the name, title and true signature of each officer of the Borrower, including, without limitation, the officer of the Borrower executing the Agreement.

(b) Conditions to Effectiveness of the Amendments: Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that the Amendments set forth in Section 1 of this Agreement shall become effective (the “Amendment Effective Date”) upon satisfaction of the following conditions on or before October 10, 2014: (i) the Agreement Effective Date shall have occurred, (ii) the fees set forth in that Fee Letter dated as of September 29, 2014 among the Borrower, the Administrative Agent and SunTrust Robinson Humphrey, Inc., (iii) to the extent the Borrower is invoiced prior to the Amendment Effective Date, reimbursement or payment of its costs and expenses incurred in connection with this Agreement or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), (iv) a duly executed copy of that certain Investment Advisory Agreement by and between Borrower and Oak Hill Advisors, L.P., in the form provided to the Lenders prior to the Agreement Effective Date and (v) a duly executed copy of that certain Administration Agreement by and between Borrower and Oak Hill Advisors, L.P., in the form provided to the Lenders prior to the Agreement Effective Date.

3. Representations and Warranties. To induce the Required Lenders and the Administrative Agent to enter into this Agreement, the Borrower hereby represents and warrants to the Required Lenders and the Administrative Agent that:

(a) The Borrower and each of its Subsidiaries (other than any Foreclosed Subsidiary) (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b) The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party are within the Borrower’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c) The execution, delivery and performance by the Borrower of this Agreement and of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to the Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

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(d) This Agreement has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e) After giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4. Acknowledgment of Perfection of Security Interest. The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

5. Effect of Agreement. Except as set forth expressly herein, on and after the Amendment Effective Date, all terms of the Credit Agreement, as amended hereby on the Amendment Effective Date, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.

6. Governing Law.

(a) This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York, and of any state court of the State of New York sitting in New York County and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

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(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of Section 10.5 of the Credit Agreement and brought in any court referred to in paragraph (b) of Section 10.5 of the Credit Agreement. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1 of the Credit Agreement. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

7. No Novation. This Agreement is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8. Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9. Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10. Entire Understanding. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

11. Termination. In the event that the Borrower does not satisfy the Conditions to Effectiveness of the Amendments set forth in Section 2(b) of this Agreement on or before October 10, 2014, this Agreement shall terminate and be of no further force and effect.

[Signature Pages To Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal in the case of the Borrower, by its respective authorized officers as of the day and year first above written.

BORROWER:

NGP CAPITAL RESOURCES COMPANY

By: /s/ L. Scott Biar

Name: L. Scott Biar

Title: CFO

LENDERS:

SUNTRUST BANK, as a Lender and as Administrative Agent

By: /s/ Yann Pirio

Name: Yann Pirio

Title: Managing Director

Comerica Bank, as a Lender

By: /s/ Chad Stephenson

Name: Chad Stephenson

Title: Assistant Vice President

Sovereign Bank, as a Lender

By: /s/ Patrick L. Johnson

Name: Patrick L. Johnson

Title: Senior Vice President

RAYMOND JAMES BANK, N.A., as a Lender

By: /s/ Scott G. Axelrod

Name: Scott G. Axelrod

Title: Vice President

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